Exhibit 10.34

DEFERRAL AGREEMENT
Kimberly S. Greene

The TVA Board of Directors has approved your participation in TVA’s Long-Term Deferred Compensation Plan (Plan) under the following terms:

		Vesting Date(s)	Vesting Amount
Duration of deferral agreement:	3 years and 1 month
First compensation credit:	$280,000 (09/04/2007)	09/04/2007	$280,000
Second compensation credit:	$100,000 (10/01/2008)	09/30/2011	Balance of account
Third compensation credit:	$100,000 (10/01/2009)	09/30/2011	Balance of account
Fourth and final compensation credit:	$100,000 (10/01/2010)	09/30/2011	Balance of account
Total credits over deferral period:	$580,000
Expiration date:	09/30/2011

Please read the following provisions carefully and indicate your approval by signing at the designated place below.
________________________________________________________________________________

As a participant in the Plan, I hereby agree to be bound by the following terms and conditions:

Annual deferred compensation credits as stated above will be made to an account in my name to cover a service period of three years and one month, beginning on September 4, 2007, and ending on September 30, 2011, provided that I remain employed by TVA through September 30, 2011.  I shall be entitled to compensation credits including interest and returns on the vesting dates as stated in the above schedule provided that I remain employed by TVA through the vesting periods.  The first credit shall be made directly to an account in TVA’s Merit Incentive Supplemental Retirement Income Plan (MISRIP) and will be paid out to me, upon termination of my employment with TVA, in five annual installments.  Upon expiration of this agreement, the balance of the account, including interest and return as provided below, will be transferred to my TVA deferred compensation account and all credits from this agreement will be paid out to me, upon termination of my employment with TVA, in five annual installments.

I understand that I must be an employee of TVA at the time of the vesting dates stated above or no payments or transfers under the Plan will be made by TVA and any credits to my account will be extinguished.  However, in the event that TVA terminates my employment during the term of this agreement through no act or delinquency of my own, this agreement is terminated as of the date of my termination and no further credits will be made under it and any credits in my account from this agreement, including interest or return as provided below, at the time of termination will become vested.  The balance of my account will be transferred to my TVA MISRIP account and all credits from this agreement will be paid out to me in five annual installments or in accordance with otherwise applicable IRS rules.  If TVA terminates my employment for cause prior to the expiration of this agreement, no further credits will be made and my unvested account balance will be forfeited.  In the event of my death during the term of this agreement, my account balance will be paid to the person identified on my beneficiary designation form or, in the absence of such designation, to my estate, in a manner permitted by applicable IRS rules.

Interest will be credited to the balance reflected in my deferral account on the same basis as interest is calculated and credited under MISRIP.  In the alternative, I may choose to have my balance adjusted based on the return of the funds I select under the same conditions as are contained in MISRIP.  I understand that I am solely responsible for the risk associated with any return elections that I make.

I understand that nothing contained in this agreement shall be construed as conferring the right to continue in the employment of TVA as an executive or in any other capacity and that the payment election I have made is final (not revocable).

/s/  Kimberly S. Greene                                        9/4/07
    Kimberly S. Greene                                           Date

/s/  John E. Long, Jr.                                           9/4/07
      Chief Officer                                                     Date